UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 13, 2010

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Arthur Cox Building Earlsfort Terrace Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 618-0517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On September 13, 2010, the Board of Directors of Seagate Technology plc (the “Company”) approved grants to certain of the Company’s senior executive officers, including its named executive officers, using the form of Executive Performance Unit Award Agreement (the “Award Agreement”) that sets forth the terms of grants of performance units to the Company’s senior executive officers, under the Seagate Technology public limited company 2004 Share Compensation Plan (the “SCP”).  A single performance unit represents the right to receive a single ordinary share of the Company.  The Award Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Award Agreement provides that performance units will vest after the end of a performance period, currently contemplated to be three years, subject to both the continued employment of the participant by the Company and the achievement of certain performance objectives established by the Board of Directors and set forth in the Award Agreement (which may vary from award to award).  The Board of Directors presently intends that the performance goals will be a three-year average return on invested capital goal and a relative total shareholder return percentile goal.

The Award Agreement provides for (i) pro-rata vesting of the performance units subject to the award if a participant terminates employment due to death or Disability (as defined in the SCP), subject to actual performance during the full performance period and (ii) full vesting upon a termination event (as defined in the Company’s Third Amended and Restated Executive Severance and Change in Control Plan (the “Severance Plan”)) during a Change in Control Period (as defined in the Severance Plan), subject to performance through the Change in Control (as defined in the Severance Plan).  Except as the Board of Directors may at any time provide, if the employment of a participant with the Company is terminated for any other reason, the participant’s then unvested performance units will generally be forfeited without payment of any additional consideration.

Awards granted pursuant to the Award Agreement are subject to the Seagate Technology public limited company Compensation Recovery for Fraud and Misconduct Policy as in effect on the date of grant.

The foregoing summary is qualified in its entirety by reference to the Award Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Seagate Technology public limited company 2004 Share Compensation Plan Form of Executive Performance Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

	By:	/s/ KENNETH M. MASSARONI
	Name:	Kenneth M. Massaroni
	Title:	Senior Vice President and General Counsel

Date: September 13, 2010